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[Exhibit 99.2]

April 16, 2003

Apple Computer, Inc.
Q2'03 Summary Data

	Q1'03 Actual		Q2'02 Actual		Q2'03 Actual		Sequential Change		Year/Year Change
	k Units	$m Rev	k Units	$m Rev	k Units	$m Rev
							Units	Rev	Units	Rev
Product Summary
iMac (1)	298	$356	372	$448	256	$302	-14%	-15%	-31%	-33%
iBook	186	216	141	180	133	151	-28%	-30%	-6%	-16%
Power Mac G4	158	292	211	383	156	293	-1%	0%	-26%	-23%
PowerBook	101	235	89	198	166	353	64%	50%	87%	78%
Peripherals & Other HW	—	218	—	153	—	216	—	-1%	—	41%
Software & Other	—	155	—	133	—	160	—	3%	—	20%

Total Apple	743	$1,472	813	$1,495	711	$1,475	-4%	0%	-13%	-1%

	Q1'03 Actual		Q2'02 Actual		Q2'03 Actual		Sequential Change		Year/Year Change
	k Units	$m Rev	k Units	$m Rev	k Units	$m Rev
							Units	Rev	Units	Rev
Operating Segments
Americas	377	$738	401	$737	338	$684	-10%	-7%	-16%	-7%
Europe	202	351	211	365	180	338	-11%	-4%	-15%	-7%
Japan	71	139	131	227	107	220	51%	58%	-18%	-3%
Retail	46	148	24	70	42	135	-9%	-9%	75%	93%
Other Segments (2)	47	96	46	96	44	98	-6%	2%	-4%	2%

Total Operating Segments	743	$1,472	813	$1,495	711	$1,475	-4%	0%	-13%	-1%

(1)
Includes eMac product line.

(2)
Other Segments include Asia Pacific and FileMaker. Certain amounts in Q2'02 and Q1'02 related to recent acquisitions and Internet Services have been reclassified from Other Segments to the Americas segment to conform to the Q2'03 presentation.

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  [Exhibit 99.2]
Apple Computer, Inc. Q2'03 Summary Data